EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 19, 2017, with respect to the statement of condition including the related portfolio of Investment Grade Municipal Trust, 10-20 Year Series 12 (included in Invesco Unit Trusts, Municipal Series 1285) as of January 19, 2017, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-210601) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
January 19, 2017